CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION OF SCIENTIFIC INDUSTRIES, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Scientific Industries, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

FIRST: The Board of Directors of the Corporation (the “Board”) duly adopted at a meeting proposing and declaring advisable the amendment to the Certificate of Incorporation of the Corporation filed on July 2, 1954, as amended by that certain Certificate of Amendment filed on May 18, 1955, as further amended by that certain Certificate of Amendment filed on October 8, 1957, as further amended by that certain Certificate of Amendment filed on November 1, 1968, as further amended by that certain Certificate of Amendment filed on October 19, 1970, as further amended by that certain Certificate of Amendment filed on March 1, 1984, as further amended by that certain Certificate of Amendment filed on January 28, 1985, as further amended by that certain Certificate of Amendment filed on December 19, 1986, and as further amended by that certain Certificate of Amendment filed on March 1, 2021 (collectively, the “Certificate”), and directing that such amendments be submitted to the stockholders of the Corporation for consideration:

RESOLVED, that Article FOURTH of the Certificate shall be amended and restated in its entirety as follows:

“FOURTH: The number of shares which the Corporation is authorized to issue is Fifteen Million (15,000,000) shares, and the par value of each of such shares is five cents ($0.05).”
SECOND: Thereafter, pursuant to the written consent of the Board of Directors of the Corporation and written consent of the stockholders of the Corporation, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendment.

THIRD: That the foregoing amendment was duly adopted in accordance with Section 242 of the DGCL.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer of the Corporation, on June ___, 2021.

SCIENTIFIC INDUSTRIES, INC.

By: ________________________
Name: Helena R. Santos
Title: Chief Executive Officer
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